UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC  20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): August 13, 2013

IRON MOUNTAIN INCORPORATED

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

1-13045	23-2588479
(Commission File Number)	(IRS Employer Identification No.)

745 Atlantic Avenue Boston, Massachusetts	02111
(Address of Principal Executive Offices)	(Zip Code)

(617) 535-4766

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.                                        Entry into a Material Definitive Agreement.

Item 2.03.                                        Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On August 13, 2013, Iron Mountain Incorporated (the “Company”) and Iron Mountain Canada Operations ULC (the “Canadian Issuer” and, together with the Company, the “Issuers”) completed the offering of $600.0 million in aggregate principal amount of the Company’s 6% USD Senior Notes due 2023 (the “U.S. Notes” ) and of C$200.0 million in aggregate principal amount of the Canadian Issuer’s 6 1/8% CAD Senior Notes due 2021 (the “Canadian Notes” and, together with the U.S. Notes, the “Notes”) pursuant to, and subject to the terms and conditions set forth in, an Underwriting Agreement, dated as of August 8, 2013, among the Company, the Canadian Issuer, the Guarantors named therein, the U.S. Underwriters and the Canadian Underwriters (each as defined in the Underwriting Agreement). The Notes were sold at 100.0% of par. The aggregate net proceeds to the Issuers from this offering were approximately $777.2 million, after paying underwriters’ discounts and commissions and estimated expenses. The Issuers intend to use a majority of the net proceeds from this offering to redeem all of the Canadian Issuer’s outstanding 7 1/2% CAD Senior Subordinated Notes due 2017, all of the Company’s outstanding 8% USD Senior Subordinated Notes due 2018 and all of the Company’s outstanding 8% USD Senior Subordinated Notes due 2020 and to fund the purchase of up to $137.5 million in principal amount of the Company’s 8 3/8% USD Senior Subordinated Notes due 2021 pursuant to a tender offer (the “Tender Offer”). The Issuers intend to use the remaining net proceeds to repay indebtedness under the Company’s revolving credit facility and for general corporate purposes. This Current Report on Form 8-K does not constitute a notice of redemption of such notes subject to redemption, or an offer to buy, or solicitation of an offer to sell, any of the 8 3/8% USD Senior Subordinated Notes due 2021 pursuant to the Tender Offer.

The U.S. Notes were issued under a Senior Indenture, dated as of August 13, 2013 (the “U.S. Base Indenture”) as supplemented by the First Supplemental Indenture, dated as of August 13, 2013, by and among the Company, the Guarantors named therein and Wells Fargo Bank, National Association, as trustee (the “U.S. Supplemental Indenture” and, together with the U.S. Base Indenture, the “U.S. Indenture”). The Canadian Notes were issued under a Senior Indenture, dated as of August 13, 2013 (the “Canadian Base Indenture”) as supplemented by the First Supplemental Indenture, dated as of August 13, 2013, by and among the Canadian Issuer, the Company (in its capacity as guarantor of the Canadian Notes), the Guarantors named therein and Wells Fargo Bank, National Association, as trustee (the “Canadian Supplemental Indenture” and, together with the Canadian Base Indenture, the “Canadian Indenture,” and the Canadian Indenture together with the U.S. Indenture, the “Indentures”).

The Company will pay 6% interest per annum on the principal amount of the U.S. Notes and the Canadian Issuer will pay 6 1/8% interest per annum on the principal amount of the Canadian Notes, in each case payable semi-annually on February 15 and August 15 of each year. Interest will accrue on the Notes from August 13, 2013, and the first interest payment date will be February 15, 2014. The U.S. Notes will mature on August 15, 2023 and the Canadian Notes will mature on August 15, 2021, unless earlier redeemed or repurchased.

The U.S. Notes will be jointly and severally guaranteed on an unsecured senior basis by substantially all of the Company’s direct and indirect wholly owned domestic subsidiaries (the “Subsidiary Guarantors”). The Canadian Notes will be jointly and severally guaranteed on an unsecured senior basis by the Company and the Subsidiary Guarantors. The Notes and the guarantees will be the applicable Issuer’s and applicable guarantors’ general unsecured senior obligations, will be pari passu in right of payment with all of the applicable Issuer’s and applicable guarantors’ existing and future senior debt and will rank senior in right of payment to all of the applicable Issuer’s and applicable guarantors’ existing and future subordinated debt. The Notes will be effectively subordinated to the applicable Issuer’s and the applicable guarantors’ secured indebtedness to the extent of the value of the collateral securing such indebtedness and structurally subordinated to all liabilities of the Company’s subsidiaries that do not guarantee the Notes.

Prior to August 15, 2018 in the case of the U.S. Notes, or August 15, 2017 in the case of the Canadian Notes, the applicable Issuer may, at its option, redeem all or a portion of the applicable Notes of a series at the make-whole price set forth in the U.S. Indenture or the Canadian Indenture, respectively. Prior to August 15, 2016, the Company may, at its option, redeem the U.S. Notes with the net proceeds of certain equity offerings at the redemption price set forth in the U.S. Indenture so long as at least $390.0 million in aggregate principal amount of the U.S. Notes remains outstanding immediately afterwards. Prior to August 15, 2016, the Canadian Issuer may, at its option, redeem the Canadian Notes with the net proceeds of certain equity offerings at the redemption price set forth in the Canadian Indenture so long as at least C$130.0 million in aggregate principal amount of the Canadian Notes remains outstanding immediately afterwards. The Company has the option to redeem all or a portion of the U.S. Notes at any time on or after August 15, 2018 and the Canadian Issuer has the option to redeem all or a portion of the Canadian Notes at any time on or after August 15, 2017, in each case at the redemption prices set forth in the U.S. Indenture or Canadian Indenture, respectively. If the Company experiences certain changes of control, the applicable Issuer may be required to offer to repurchase the respective Notes under the terms set forth in the respective Indenture.

The Indentures provide for customary “events of default” which could cause, or permit, the acceleration of the Notes and which are similar to those applicable to the Company’s currently outstanding senior subordinated notes. Under the terms of the respective Indenture, the applicable Issuer is also subject to financial covenants and restrictions which are substantially similar to those applicable to the Company’s currently outstanding senior subordinated notes.

This brief description of the Notes is qualified in its entirety by reference to the U.S. Base Indenture, the U.S. Supplemental Indenture, the Canadian Base Indenture and the Canadian Supplemental Indenture, attached hereto as Exhibits 4.1, 4.2, 4.3 and 4.4, respectively, each of which is incorporated herein by reference.

Item 8.01.             Other Events.

On August 13, 2013, the Company delivered notices of redemption to the applicable trustee with respect to all of the Canadian Issuer’s outstanding 7 1/2% CAD Senior Subordinated Notes due 2017, all of the Company’s outstanding 8% USD Senior Subordinated Notes due 2018 and all of the Company’s outstanding 8% USD Senior Subordinated Notes due 2020. Upon the mailing of each call notice by the applicable trustee to the holders in accordance with the terms of the indenture under which the 7 1/2% CAD Senior Subordinated Notes due 2017, the 8% USD Senior Subordinated Notes due 2018 and the 8% USD Senior Subordinated Notes due 2020 were issued, such notes became irrevocably due and payable on August 23, 2013 (the “Redemption Date”), and at the redemption price set forth in the applicable call notice. The 7 1/2% CAD Senior Subordinated Notes due 2017, the 8% USD Senior Subordinated Notes due 2018 and the 8% USD Senior Subordinated Notes due 2020 will be redeemed with the proceeds from the sale of the Notes. On the Redemption Date, unless the Company defaults in the payment of the applicable redemption price, all rights of holders with respect to each of the 7 1/2% CAD Senior Subordinated Notes due 2017, the 8% USD Senior Subordinated Notes due 2018 and the 8% USD Senior Subordinated Notes due 2020 will terminate, except for the right to receive payment of the applicable redemption price upon surrender for redemption.

The redemptions of the 7 1/2% CAD Senior Subordinated Notes due 2017, the 8% USD Senior Subordinated Notes due 2018 and the 8% USD Senior Subordinated Notes due 2020 will be made only by means of the applicable call notice mailed by the applicable trustee. This Current Report on Form 8-K does not constitute a notice of redemption of any of the 7 1/2% CAD Senior Subordinated Notes due 2017, the 8% USD Senior Subordinated Notes due 2018 or the 8% USD Senior Subordinated Notes due 2020.

A copy of the Company’s press release announcing the redemptions of the 7 1/2% CAD Senior Subordinated Notes due 2017, the 8% USD Senior Subordinated Notes due 2018 and the 8% USD Senior Subordinated Notes due 2020 is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01.             Financial Statements and Exhibits.

(d)  Exhibits

4.1	Senior Indenture, dated as of August 13, 2013, among the Company, the Guarantors named therein and Wells Fargo Bank, National Association, as trustee. (Filed herewith.)

4.2	First Supplemental Indenture, dated as of August 13, 2013, among the Company, the Guarantors named therein and Wells Fargo Bank, National Association, as trustee. (Filed herewith.)

4.3	Senior Indenture, dated as of August 13, 2013, among the Canadian Issuer, the Company, the Guarantors named therein and Wells Fargo Bank, National Association, as trustee. (Filed herewith.)

4.4	First Supplemental Indenture, dated as of August 13, 2013, among the Canadian Issuer, the Guarantors named therein and Wells Fargo Bank, National Association, as trustee. (Filed herewith.)

99.1	Press Release of Iron Mountain Incorporated, dated August 13, 2013. (Filed herewith.)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IRON MOUNTAIN INCORPORATED

	By:	/s/ Ernest W. Cloutier
	Name:	Ernest W. Cloutier
	Title:	Executive Vice President, General Counsel and Secretary

Date: August 14, 2013